UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 09, 2022

CODEX DNA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40497	45-1216839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9535 Waples Street Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 228-4115

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DNAY	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2022, the Company entered into (i) a Credit, Security and Guaranty Agreement (Term Loan) (the Term Loan Agreement), among the Company, EtonBio, Inc., a California corporation and the Company’s wholly-owned subsidiary (EtonBio and together with the Company, the Borrowers), certain subsidiaries of the Company that may become party thereto from time to time as borrowers or guarantors, the lenders party thereto from time to time (collectively, the Term Loan Lenders), and MidCap Financial Trust, as administrative agent (the Term Agent), and (ii) a Credit, Security and Guaranty Agreement (Revolving Loan) (the Revolving Loan Agreement, and together with the Term Loan Agreement, the Loan Agreements), among the Company, EtonBio, certain subsidiaries of the Company that may become party thereto from time to time as borrowers or guarantors, the lenders party thereto from time to time (collectively, the Revolving Loan Lenders, and together with the Term Loan Lenders, the Lenders), and MidCap Funding IV Trust, as administrative agent (the Revolving Agent).

The Term Loan Agreement provides for a secured term loan facility in an aggregate principal amount of up to $30.0 million, comprised of (i) a tranche 1 term loan of up to $20.0 million (the Tranche 1 Term Loan), (ii) a tranche 2 term loan of up to $5.0 million (the Tranche 2 Term Loan), and (iii) a tranche 3 term loan of up to $5.0 million (the Tranche 3 Term Loan, and, with the Tranche 1 Term Loan and Tranche 2 Term Loan, the Term Loans). The Revolving Loan Agreement provides for a secured revolving loan facility (the Revolving Loans) in an aggregate principal amount of up to $10.0 million, subject to a borrowing base equal to percentages of eligible accounts receivable and inventory as determined in accordance with the Revolving Credit Agreement. The Term Loans and Revolving Loans mature on August 1, 2027.

The Tranche 1 Term Loan was fully funded on August 9, 2022, to pay transaction fees incurred in connection with the Loan Agreements and to repay in full the Company’s borrowings under its existing loan facility with Silicon Valley Bank, with the remaining amount to be used be for general corporate purposes. Subject to certain terms and conditions of the Term Loan Agreement, the Tranche 2 Term Loan is available between January 1, 2023, and September 30, 2023, following the Company’s achievement of specified milestones relating to minimum net revenues and minimum net cash proceeds from equity financing. Subject to certain terms and conditions of the Term Loan Agreement, the Tranche 3 Term Loan is available between September 30, 2024, and March 31, 2025. The proceeds of the Tranche 2 Term Loan and Tranche 3 Term Loan may be used for working capital and general corporate purposes.

The Term Loans bear interest at a floating rate based on an adjusted term SOFR (subject to a floor of 1.50%) for a one-month interest period, plus a margin of 5.75%. Interest on the Term Loans is payable monthly in arrears on the first day of each month and at maturity. Following an initial interest-only period, beginning on August 1, 2025, the outstanding principal amount of the Term Loans is repayable in twenty-four equal monthly principal payments, with all remaining outstanding principal, together with all accrued and unpaid interest, due at maturity. The Term Loans may be voluntarily prepaid in full, but not in part, at any time and are also subject to mandatory prepayments with the net proceeds of certain dispositions and casualty events, subject to specified thresholds and reinvestment rights. Prepayments are subject to prepayment premiums of 3.00%, 2.00%, and 1.00% of the amount prepaid for prepayments made during years one, two, and three of the term, respectively. Once repaid, the Term Loans may not be reborrowed. The Borrowers are also obligated to pay an exit fee equal to 4.5% of the outstanding principal amount of the Term Loans borrowed and other customary fees for a credit facility of this size and type.

The Borrowers may borrow, repay and reborrow the Revolving Loans until August 1, 2027, at which time the revolving commitments will terminate and all outstanding Revolving Loans, together with all accrued and unpaid interest, must be repaid. The proceeds of the Revolving Loans may be used for working capital needs and general corporate purposes. As of the closing date, no Revolving Loans were outstanding under the Revolving Loan Agreement.

The Revolving Loans bear interest at a floating rated based on an adjusted term SOFR (subject to a floor of 1.50%) for a one-month interest period, plus a margin of 3.00%. Interest on the Revolving Loans is payable monthly in arrears on the first day of each month and at maturity. The Borrowers are obligated to pay an unused line fee equal to 0.50% per annum on the unused portion of the available revolving commitments, a fee for failure to maintain a minimum balance under the Revolving Loan Agreement, and other customary fees for a credit facility of this size and type.

The obligations of the Borrowers and any future guarantors are secured by liens on substantially all of their assets.

The Loan Agreements require the Borrowers to comply with (i) a minimum net revenue covenant and (ii) a minimum cash covenant, which requires certain unrestricted cash to be greater than or equal to $7.0 million at all times.

The Loan Agreements contain customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries, among other things, to incur debt, grant liens, make distributions, enter certain restrictive agreements, pay or modify subordinated debt, dispose of assets, make investments and acquisitions, enter into certain transactions with affiliates, and undergo certain fundamental changes, in each case, subject to limitations and exceptions set forth in the Loan Agreements.

Each of the Loan Agreements contain customary events of default that include, among other things, certain payment defaults, cross defaults to certain other contracts and indebtedness, covenant defaults, inaccuracy of representations and warranties, bankruptcy and insolvency defaults, judgment defaults, change of control defaults, defaults related to the failure to remain registered with the Securities and Exchange Commission and listed for trading on the Nasdaq Stock Market, and a material adverse change default.

Upon the occurrence and during the continuance of an event of default under the Loan Agreements, the respective administrative agent, if requested by the respective Lenders, may, among other things, (i) suspend or terminate commitments, as well as obligations of the relevant administrative agent and lenders, (ii) declare all outstanding obligations under the applicable agreement (including principal and accrued and unpaid interest) immediately due and payable, and (iii) exercise the other rights and remedies provided for under the applicable agreement. The Loan Agreements provide that, under certain circumstances, a default interest rate will apply on all obligations under such agreement during the existence of an event of default, at a per annum rate equal to 2.0% above the applicable interest rate.

The description of the Loan Agreements contained herein is qualified in its entirety by reference to the text of the Loan Agreements, which the Company will file with the Securities and Exchange Commission as exhibits to a forthcoming periodic financial report, and are hereby incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On August 9, 2022, contemporaneously with the execution and delivery of the Loan Agreements, that certain Loan and Security Agreement, dated as of March 4, 2021, by and among the Borrowers and Silicon Valley Bank, as subsequently amended, was terminated in accordance with the terms thereof and all outstanding amounts were repaid.

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2022, Codex DNA, Inc. (“the Company”) issued a press release (the “Earnings Release”) announcing results for the quarter ended June 30, 2022. A copy of the Earnings Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the Earnings Release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 9, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CODEX DNA, INC.

Date:	August 9, 2022	By:	/s/ Brent Hunter
Name: Brent Hunter Title: VP Finance